UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

COHBAR, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

**** YOUR VOTE IS IMPORTANT ****

Dear Fellow CohBar, Inc. Stockholder:

The Annual Meeting of Stockholders of CohBar, Inc. is scheduled to be held on June 15, 2022 and at the time of this mailing, your shares are still unvoted.

Each stockholder’s vote is extremely important no matter how many shares you own. There are four proposals on the agenda, including two that require a majority of the outstanding shares to vote in favor in order to approve. Our Board recommends that you vote in FAVOR of each proposal and asks that you take the time to vote today.

The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter.

PLEASE CAST YOUR VOTE TODAY

If you have questions or need help voting your shares, please call our proxy solicitation firm,

Morrow Sodali LLC, at 1-800-607-0088 and state your call references the CohBar Annual Meeting.

Thank you for your investment in CohBar, Inc. and taking the time to vote your shares.

Sincerely,

Jeffrey F. Biunno

Chief Financial Officer

Proxy voting in the palm of your hand

Broadridge

Download the ProxyVote app today to experience proxy voting in a new way!

- Secure Touch or Face ID sign-in
- Vote all investments in a single session
- Push notifications highlighting available voting and proposals

ProxyVote
Vote Your Investments
Account
Issuer
Control Number
Meeting Type
Annual Meeting
Vote By
Status
Not Voted
Vote

Go to the Apple App Store or Google Play and type "ProxyVote" in the search box to download to your mobile device.

Available on the App Store

GET IT ON Google Play

Or, point your camera at the QR code above to download the app.

Once the app is installed, you can scan the control number on your voting form to vote.

More Voting Options:

ProxyVote.com

Just enter your Control Number and vote your shares.

Vote by Phone

Call 1-800-690-6903
Available 24 hours

Vote by Mail

Mark, sign and date your ballot and return it in the postage-paid envelope provided.

VIF-PVI-APP-03-20